UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 April 12, 1999
                        (Date of earliest event reported)

                               UNIDYNE CORPORATION
                      (Exact name of small business issuer
                          as specified in its charter)



          DELAWARE                  0-10372                      23-2154902
       (State or other         (Commission File No.)           (IRS Employer
jurisdiction of incorporation                                Identification No.)
      or organization)


             118 PICKERING WAY, SUITE 104, EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)

                                 (610) 363-8237
                           (Issuer's telephone number)

ITEM 4.  CHANGE IN REGISTRANT's CERTIFYING ACCOUNTANT.

     Arthur Andersen LLP took issue with the quality of some of the Company's internal controls over payroll and inter-company transfer of funds. Arthur Andersen resigned on March 26, 1999, reporting to management that certain internal controls were deemed not adequate to permit reliance for purposes of completing an audit.

     For the years ended December 31, 1996 and December 31, 1997, the Company's Accountant's Report and accompanying financial statements did not contain any adverse opinion or disclaimer of opinion. Arthur Andersen's opinion for the December 31, 1997, financial statement was modified for an uncertainty as to going concern. There have been no disagreements regarding accounting issues between Arthur Andersen and the Company in the past two years or in any interim period through the date of resignation. The Board of Directors has not discussed the issues that Arthur Andersen has raised regarding internal controls with Arthur Andersen.

     The Company differs in its view of the concerns raised regarding internal controls and funds transfers at the Company. Further, the Company has instituted measures to correct the perceived failures. It will hire new auditors and file its Form 10-KSB Annual Report for calendar year 1998 as promptly as possible. The Company will authorize Arthur Andersen to respond fully to the inquiries of the successor accountant regarding this matter.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  UNIDYNE Corporation



April 12, 1999                                    /s/ C. Eugene Hutcheson
                                                  ------------------------
                                                  C. Eugene Hutcheson, Chairman
                                                  and Chief Executive Officer



Attachment

April 13, 1999

To the Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549



Dear Sir/Madam:

We have read the first two paragraphs of item 4, included in the Form 8-K dated April 2, 1999of Unidyne Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,




ARTHUR ANDERSEN LLP


Copy to:  C. Eugene Hutcheson, Chairman
          Unidyne Corporation